 Exhibit 10.12

Lord Abbett Private Credit Fund S
Distribution and Servicing Plan
Adopted: April 1, 2025

WHEREAS, Lord Abbett Private Credit Fund S, a Delaware statutory trust (the “Fund”), is a non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund intends to voluntarily comply with the provisions of Rule 12b-1 under the 1940 Act (the “Rule”), and to adopt and implement this Distribution and Servicing Plan (the “Plan”) in the manner required by the Rule, as if the Fund were a registered open-end investment company; and

WHEREAS, the Fund has established one class of shares of its beneficial interest (the “Shares”) and may create additional classes of Shares in the future (each, a “Class”); and

WHEREAS, the Fund’s Board of Trustees (the “Board”) desires to adopt the Plan in all ways meeting the requirements of the Rule as though the Fund were subject to the Rule; and

NOW, THEREFORE, the Fund hereby adopts the terms of the Plan as follows.

1. Distribution Fee, Shareholder Servicing Fee and Other Distribution Expenses

The Fund may pay to any distributor, in its capacity as principal underwriter (or placement agent) of the Shares (the “Distributor”), with respect to and at the expense of each Class listed on Appendix A (which may be amended from time to time), a fee for (i) distribution and sales support services (the “Distribution Fee”), as applicable, and/or (ii) shareholder services (the “Servicing Fee”), and each as more fully described below (together, the “Shareholder Servicing and/or Distribution Fee”). The Distribution Fee under the Plan will be used primarily to compensate a Distributor for such services provided in connection with the offering and sale of shares of the applicable Class, and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, other financial institutions or other industry professionals (collectively, “Selling Agents”), for distribution services and sales support services provided and related expenses incurred by such Selling Agents. Payments of the Distribution Fee on behalf of a particular Class must be in consideration of services rendered for or on behalf of such Class. However, joint distribution or sales support financing with respect to the shares of the Class (which financing may also involve other investment portfolios or companies that are affiliated persons of such a person, or affiliated persons of the Distributor) are permitted in accordance with applicable law. Payments of the Servicing Fee will be used to compensate a Distributor for personal services and/or the maintenance of shareholder accounts services provided to shareholders in the related Class and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals for providing such or related services to shareholders. Payments of the Shareholder Servicing and/or Distribution Fee may be made without regard to expenses actually incurred. A Distributor may direct that all or any part of the amounts receivable by it under this Plan be paid directly to its affiliates or other broker-dealers, financial institutions and/or intermediaries. All payments made hereunder pursuant to the Plan shall be in accordance with the terms and limitations of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules. If FINRA amends the definition of “service fee” or adopts a related definition intended to define the same concept, the services provided under the Plan with respect to the Servicing Fee shall be automatically amended, without further action of the parties, to conform to such definition. The Fund may pay for expenses related to its distribution out of its own assets, including but not limited to, expenses associated with advertising, compensation of underwriters, dealers, and sales personnel, the printing and

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mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature, each as may be determined to be in the best interests of the Fund.

2. Calculation and Payment of Fees

The amount of the Shareholder Servicing and/or Distribution Fee payable with respect to each Class listed on Appendix A will be calculated at the rate per annum of the NAV of such Class, as of the beginning of the first calendar day of each applicable month, payable monthly in arrears, at the applicable annual rates indicated on Appendix A. The Shareholder Servicing and/or Distribution Fee will be calculated and paid separately for each Class.

3. Approval of Plan

The Plan will become effective, as to any Class (including any Class not currently listed on Appendix A), upon its approval by (a) a majority of the Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (“Qualified Trustees”), pursuant to a vote cast in accordance with the requirements of the Rule, as they may be interpreted, from time to time, by the Securities and Exchange Commission (the “SEC”) and its staff, and (b) with respect to Sections 1 and 2 of the Plan only, if the Plan is adopted for a Class after any public offering of shares of the Class or the sale of shares of the Class to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such promoters, the affirmative vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Class.

4. Continuance of the Plan

The Plan will continue in effect with respect to a Class for one year from the effective date, and from year to year thereafter indefinitely so long as such continuance is specifically approved at least annually by the Board in the manner described in Section 3(a) above.

5. Implementation

All agreements with any person relating to implementation of this Plan with respect to any Class shall be in writing, and any agreement related to this Plan with respect to any Class shall provide: (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of the relevant Class, on not more than 60 days’ written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

For the purposes of this Plan, the affirmative vote of a “majority of the outstanding voting securities” of a Class means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of 67% or more of the shares of the Class present (in person or by proxy) and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares of the Class entitled to vote at the meeting are present in person or by proxy or (b) of more than 50% of the outstanding shares of the Class entitled to vote at the meeting, whichever is less. For the purposes of this Plan, the terms “interested person” and “assignment” have their respective meanings defined in the 1940 Act, subject, however, to the Rules and Regulations under the 1940 Act and any applicable guidance or interpretation of the SEC or its staff; and the term “approve at least annually” will be construed in a manner consistent with the 1940 Act and the Rules and Regulations under the 1940 Act and any applicable guidance or interpretation of the SEC or its staff.

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6. Termination

This Plan may be terminated at any time with respect to the shares of any Class by vote of a majority of the Qualified Trustees, or by the affirmative vote of a majority of the outstanding voting securities of the relevant Class.

7. Amendments

The Plan may not be amended with respect to any Class so as to increase materially the amount of the Shareholder Servicing and/or Distribution Fee described in Section 1 above with respect to such Class without the approval of a majority of the outstanding voting securities of the relevant Class, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 3(a) above.

8. Selection of Certain Trustees

While the Plan is in effect, the selection and nomination of the Fund’s Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund will be at the discretion of the Trustees then in office who are not “interested persons” (as defined in the 1940 Act) of the Fund.

9. Written Reports

While the Plan is in effect, each Distributor shall provide to the Board, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

10. Preservation of Materials

The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

11. Delaware Statutory Trust

A copy of the Certificate of Trust of the Fund is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and this Plan has not been executed by any such Trustee in his individual capacity and that the obligations of or arising out of this Plan are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the Fund and the assets and property of the Fund, or upon the assets belonging to the series or attributable to the class of the Fund, for the benefit of which the Trustees have caused this Plan to be executed.

[Signature page follows]

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IN WITNESS WHEREOF, the Fund has executed this Plan as of April 1, 2025 on behalf of each Class listed on Appendix A.

LORD ABBETT PRIVATE CREDIT FUND S

By:	/s/ Randolph A. Stuzin
Name: Randolph A. Stuzin
Title: Vice President and Secretary

IN WITNESS WHEREOF, each Distributor has executed this Plan as of April 1, 2025 on behalf of each Class listed on Appendix A.

LORD ABBETT DISTRIBUTOR LLC

By:	LORD, ABBETT & CO. LLC,
as Managing Member

By:	/s/ Randolph A. Stuzin
Name: Randolph A. Stuzin
Title: Member & Chief Legal Officer

[Signature Page to Distribution and Servicing Plan]

Appendix A

Class of Shares	Shareholder Servicing and/or Distribution Fee
Common Shares	0.85%